                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14-a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              i2 Technologies, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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
                                                     PRELIMINARY PROXY STATEMENT

                                    [i2 LOGO]

                             i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039


                                April [24], 1998


Dear Stockholder:

         You are cordially invited to attend the 1998 annual meeting of stockholders of i2 Technologies, Inc., which will be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, May 26, 1998 at 9:30 a.m. (Central Time).

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each such proposal.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

         We look forward to seeing you at the annual meeting.

                                   Sincerely,



                                   SANJIV S. SIDHU
                                   Chairman of the Board and
                                   Chief Executive Officer


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                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

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
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 1998

         The 1998 annual meeting of stockholders of i2 Technologies, Inc. (the "Company") will be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, May 26, 1998 at 9:30 a.m. (Central Time) for the following purposes:

         1. To elect one director to serve until the annual stockholders' meeting in 2001, or until his or her successor has been elected and qualified.

         2. To approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") to: (i) increase the number of shares of Common Stock authorized to be issued under the 1995 Plan by 3,500,000 shares; (ii) allow members of the Compensation Committee which administers the 1995 Plan to receive discretionary grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the 1995 Plan; (iii) allow the shares issued under the 1995 Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the 1995 Plan; (iv) require stockholder approval of future amendments to the 1995 Plan only to the extent necessary to satisfy applicable laws or regulations; (v) provide that either the Board or the Compensation Committee may administer the 1995 Plan with respect to directors and officers subject to the "short-swing" profit liabilities of Section 16E of the Securities Exchange Act of 1934; (vi) allow non-statutory options granted under the 1995 Plan to be transferred to family members or trusts established for family members in connection with the optionee's estate planning; (vii) eliminate the six-month holding period requirement for the exercise of limited stock appreciation rights in connection with a hostile take-over; and (viii) remove the six-month limitation on the frequency with which amendments may be made to the Automatic Option Grant Program of the 1995 Plan.

         3. To approve an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 200,000,000.

         4. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

         5. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy card will assist us in preparing for the meeting.

                                     By Order of the Board of Directors,



                                     KANNA N. SHARMA
                                     Secretary
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of i2 Technologies, Inc., a Delaware corporation (the "Company"), for the 1998 Annual Meeting of Stockholders to be held on Tuesday, May 26, 1998 at 9:30 a.m. (Central Time), and at any adjournment or postponement thereof (the "Annual Meeting") at the Omni Mandalay Hotel, 221 East Las Colinas, Irving, Texas. These proxy materials were first mailed to stockholders of record beginning on approximately April [29], 1998.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his, her or its shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

         The Company's annual report to stockholders for the year ended December 31, 1997 (the "Annual Report") has been mailed concurrently with the mailing of the Notice of the Annual Meeting and this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

         The Company has fixed April 8, 1998 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, the Company had 32,853,191 outstanding shares of Common Stock, par value $0.00025 per share (the "Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not a proposal has been approved.

         As of January 31, 1998, directors and executive officers of the Company beneficially owned an aggregate of approximately 19,800,000 shares of Common Stock (not including shares of Common Stock issuable upon exercise of outstanding stock options) constituting approximately 61.1% of the shares of Common Stock outstanding. It is expected that such directors and executive officers will vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such persons have voting control, in favor of all of the proposals described herein. Nonetheless, the approval of the proposals is not assured. See "Principal Stockholders."


                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

         The Company currently has the following five directors serving on its
Board: Sanjiv S. Sidhu, Kanna N. Sharma, Harvey B. Cash, Sandeep R. Tungare and Thomas J. Meredith. The Board of Directors is divided into three classes that are as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the Class I director (Thomas J. Meredith) expires at this Annual Meeting, the term of office of the Class II directors (Harvey B. Cash and Sandeep R. Tungare) expires at the 1999 annual meeting of stockholders, and the term of office of the Class III directors (Sanjiv S. Sidhu and Kanna N. Sharma) expires at the 2000 annual meeting of stockholders, or in each case until their successors have been elected and qualified. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

VOTE REQUIRED

         One director is to be elected at the Annual Meeting to hold office until the 2001 annual meeting of stockholders, or until his successor is elected and has qualified. The nominee receiving the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

         Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for the Company's nominee, Thomas J. Meredith. If Mr. Meredith is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that Mr. Meredith will be unable or will decline to serve as a director.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THOMAS J. MEREDITH, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                CLASS I NOMINEE

NAME                                  DIRECTOR SINCE     AGE      POSITION
----                                  --------------     ---      --------
Thomas J. Meredith..............           1996           47      Director

-----------------

         Mr. Meredith has served as a director of the Company since July 1996. Mr. Meredith has served as the Senior Vice President and Chief Financial Officer for Dell Computer Corporation ("Dell") since November 1992. From 1990 until joining Dell, Mr. Meredith was Vice President and Treasurer of Sun Microsystems, Inc. Prior thereto, he was co-founder and general manager of Amdahl Capital Corporation, a captive financing company for Amdahl Corporation, a mainframe computer manufacturer. Mr. Meredith holds a B.S. in political science from

St. Francis College, a J.D. from Duquesne University of Law and an L.L.M. in taxation from Georgetown University.


DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

         Directors are not paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof, but are reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof on which such directors serve. In addition, directors who are not employees of the Company or any of its subsidiaries periodically receive automatic grants of non-qualified stock options under the 1995 Plan. See "Automatic Option Grant Program" under Proposal 2 below. The Company maintains directors' and officers' liability insurance and its Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with all of its directors. In addition, the Company's Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors met five times during 1997, and acted a number of times by written consent. The director nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

         The Company has a standing Compensation Committee currently composed of Messrs. Cash and Meredith. The Compensation Committee met one time in 1997. The Compensation Committee administers the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). The Compensation Committee has the responsibility for establishing the compensation payable to the Company's Chief Executive Officer and is responsible for establishing the compensation payable to other executive officers of the Company based on recommendations made by the Chief Executive Officer. The Compensation Committee is also responsible for the overall administration of the Company's employee benefit plans, including the Company's Employee Stock Purchase Plans. The Company also has a standing Audit Committee composed of Messrs. Cash and Meredith. The Audit Committee met four times in 1997. The Audit Committee assists in the selection of the Company's independent auditors and is responsible for designating those services to be performed by and maintaining effective communication with the auditors. A Pricing Committee was formed for the limited purpose of determining certain terms and conditions of the Company's December 1997 public offering of Common Stock. The Company does not have a standing Nominating Committee or any other committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.


                                   PROPOSAL 2

         APPROVAL OF AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

         The Company's stockholders are being asked to approve an amendment to the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). The proposed amendment is set forth in its entirety as Appendix A hereto provides for the following changes:

         (i) increase the number of shares of Common Stock available for issuance under the 1995 Plan from 12,000,000 shares to 15,500,000 shares;

        (ii) allow members of the Compensation Committee which administers the 1995 Plan to receive discretionary grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the 1995 Plan;

       (iii) allow the shares issued under the 1995 Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the 1995 Plan;

        (iv) require stockholder approval of future amendments to the 1995 Plan only to the extent necessary to satisfy applicable laws or regulations;

         (v) provide that either the Compensation Committee or the Board may administer the 1995 Plan with respect to directors and officers subject to the "short-swing" profit liabilities of Section 16 of the Securities Exchange Act of 1934 ("Section 16");

        (vi) allow non-statutory options granted under the 1995 Plan to be transferred to family members or trusts established for family members in connection with the optionee's estate planning;

       (vii) eliminate the six-month holding period requirement for the exercise of limited stock appreciation rights in connection with a hostile take-over; and

         (viii) remove the six-month limitation on the frequency with which amendments may be made to the Automatic Option Grant Program of the 1995 Plan.

         The 3,500,000-share increase was approved by the Board on July 1, 1997, subject to stockholder approval. The other changes to the 1995 Plan were adopted by the Board on April 1, 1998, subject to stockholder approval at the Annual Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success. The purpose of the remaining changes to the 1995 Plan is to provide the administrator of the 1995 Plan with more flexibility as is allowed under recent changes to the regulations governing employee option plans such as the 1995 Plan.

         The following is a summary of the principal features of the 1995 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Irving, Texas.

         EQUITY INCENTIVE PROGRAMS

         The 1995 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of these programs are described below. The Compensation Committee and the Board each have separate but concurrent authority to administer the Stock Issuance Program and the Discretionary Option Grant Program with respect to officers subject to Section 16 and with respect to option grants in excess of 100,000 shares during any twelve consecutive months to any other individual. The Board has delegated to Mr. Sidhu the authority to grant options for up to 100,000 shares during any twelve consecutive months under the Discretionary Option Grant Program to each individual not subject to Section 16. The term "Plan Administrator," as used in this summary, will mean either the Compensation Committee, the Board or Mr. Sidhu, to the extent each such entity or person is acting within the scope of its administrative jurisdiction under the 1995 Plan. The Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

         SHARE RESERVE

         A total of 15,500,000 shares of Common Stock (including the share increase subject to stockholder approval under this proposal) has been reserved for issuance over the ten year term of the 1995 Plan. In no event may any one participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares per calendar year. Stockholder approval of this proposal will constitute re-approval of such share limitation.

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1995 Plan and to the securities and exercise price under each outstanding option.

         Shares subject to any outstanding options under the 1995 Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. If this proposal is approved, unvested shares issued under the 1995 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the 1995 Plan will also be available for reissuance.

         ELIGIBILITY

         Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board (including, assuming the approval of this proposal, those serving as members of the Compensation Committee) and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee members of the Board will be eligible to participate in the Automatic Option Grant Program.

         As of January 31, 1998, approximately 5 executive officers, 1,057 other employees and two non-employee Board members were eligible to participate in the 1995 Plan, and two non-employee Board members were eligible to participate in the Automatic Option Grant Program.

         VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On December 31, 1997, the closing selling price per share was $52.75.

DISCRETIONARY OPTION GRANT PROGRAM

         Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85% of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

                  Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                  Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Assuming the approval of this proposal, any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

         The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of

Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company.
Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on the effective date of the initial public offering of the Common Stock was automatically granted at that time an option for 1,000 shares of Common Stock. Each individual who first becomes a non-employee Board member after such date, will automatically be granted at that time an option for 1,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting beginning with the 1996 Annual Meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted, on the date of that meeting, an option to purchase 1,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. Stockholder approval of the 3,500,000-share increase subject to this proposal will constitute pre-approval of each option granted on or after the date of the 1998 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program as the basis of such increase and the subsequent exercise of that option in accordance with its terms.

         Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

         Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each option grant will vest (and the Company's repurchase rights will lapse) in four (4) equal annual installments over the optionee's period of Board service, with the first such installment to vest one (1) year from the option grant date.

         The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition (assuming the approval of this proposal), upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

GENERAL PROVISIONS

         ACCELERATION

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently involuntarily terminated within 18 months following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such change in control or upon the subsequent involuntary termination of the individual's service.

         The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         FINANCIAL ASSISTANCE

         The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

         SPECIAL TAX ELECTION

         The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

         AMENDMENT AND TERMINATION

         The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on September 20, 2005.

         STOCK AWARDS

         The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between September 21, 1995 and January 31, 1998 under the 1995 Plan together with the weighted average exercise price payable per share.

===========================================================================================================
                                           OPTION TRANSACTIONS
----------------------------------------------------------  --------------------  -------------------------
                                                                                        Weighted
                                                                 Number of               Average
                        Name                                   Option Shares          Exercise Price
----------------------------------------------------------  --------------------  -------------------------
Sanjiv S. Sidhu,                                                        --                  --
Chairman of the Board
and Chief Executive Officer
----------------------------------------------------------  --------------------  -------------------------
Kanna N. Sharma,                                                        --                  --
Vice Chairman of the Board, Executive Vice President and
Secretary
----------------------------------------------------------  --------------------  -------------------------
Sandeep R. Tungare,                                                     --                  --
Director and President, Demand Management
----------------------------------------------------------  --------------------  -------------------------
Gregory A. Brady,                                                    316,667             $26.59
President, Worldwide Operations
----------------------------------------------------------  --------------------  -------------------------
David F. Cary,                                                        75,714             $20.89
Vice President and Chief Financial Officer
----------------------------------------------------------  --------------------  -------------------------
All current executive officers as a group                            392,381             $25.49
(Five persons)
----------------------------------------------------------  --------------------  -------------------------
Harvey B. Cash,                                                       21,000              $2.93
Director
----------------------------------------------------------  --------------------  -------------------------
Thomas J. Meredith,                                                   31,000             $30.67
Director
----------------------------------------------------------  --------------------  -------------------------
All non-employee directors as a group                                 52,000             $19.47
(Two persons)
----------------------------------------------------------  --------------------  -------------------------
All employees, including current officers who are not              3,677,758             $26.88
executive officers as a group
(590 persons)
===========================================================================================================

FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS

         Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Under the new Financial Accounting Standards Board release, footnote disclosure will be required as to the impact the outstanding options under the 1995 Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased, unvested shares repurchased by the Company pursuant to the Company's repurchase right will not be added back to the share reserve available for future issuances and the members of the Compensation Committee will not become eligible to receive option grants under the Discretionary Option Grant Program or receive issuances under the Stock Issuance Program and all options previously granted under the 1995 Plan on the basis of the share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1995 PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE TO HAVE A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

NEW PLAN BENEFITS

         The following table sets forth certain information regarding the options granted through January 31, 1998 under the 1995 Plan on the basis of the 3,500,000-share increase, together with the option exercise price payable per share. In addition, each of Messrs. Cash and Meredith will be granted an option to purchase 1,000 shares of Common Stock under the Automatic Option Grant Program on the date of the Annual Meeting at an exercise price per share equal to the closing selling price per share of Common Stock on that date on the Nasdaq National Market.

===========================================================================================================
                                          OPTION TRANSACTIONS
----------------------------------------------------------   -------------------  -------------------------
                                                                                          Weighted
                                                                  Number of                Average
                             Name                               Option Shares           Exercise Price
----------------------------------------------------------   -------------------  -------------------------
Sanjiv S. Sidhu,                                                     --                      --
Chairman of the Board
and Chief Executive Officer
----------------------------------------------------------   -------------------  -------------------------
Kanna N. Sharma,                                                     --                     --
Vice Chairman of the Board, Executive Vice President and
Secretary
----------------------------------------------------------   -------------------  -------------------------
Sandeep R. Tungare,                                                  --                     --
Director and President, Demand Management
----------------------------------------------------------   -------------------  -------------------------
Gregory A. Brady,                                                    --                     --
President, Worldwide Operations
----------------------------------------------------------   -------------------  -------------------------
David F. Cary,                                                     30,714                 $40.88
Vice President and Chief Financial Officer
----------------------------------------------------------   -------------------  -------------------------
All current executive officers as a group                          30,714                 $40.88
(Five persons)
----------------------------------------------------------   -------------------  -------------------------
Harvey B. Cash,                                                      --                     --
Director
----------------------------------------------------------   -------------------  -------------------------
Thomas J. Meredith,                                                10,000                 $40.88
Director
----------------------------------------------------------   -------------------  -------------------------
All non-employee directors as a group                              10,000                 $40.88
(Two persons)
----------------------------------------------------------   -------------------  -------------------------
All employees, including current officers who are not             642,678                 $41.58
executive officers as a group
(183 persons)
==========================================================  ====================  =========================

                                   PROPOSAL 3

                            APPROVAL OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION

         The present capital structure of the Company authorizes 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment of the Company's Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 50,000,000 to 200,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On April 8, 1998, 32,853,191 shares of Common Stock and no shares of Preferred Stock were outstanding. The proposed amendment of the Certificate was approved by unanimous written consent of the directors of the Company on April 1, 1998.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

         Authorizing an additional 150,000,000 shares of Common Stock would give the Board of Directors the authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, in each case without further action by the stockholders, unless such stockholder action is specifically required by applicable law or the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment of the Certificate. The Board of Directors has adopted a restatement of the Certificate to restate and integrate the Certificate as amended, including the amendment contemplated by this proposal. If this proposal is approved at the Annual Meeting, the proposed amendment would become effective upon filing such restated certificate of incorporation with the Secretary of State of Delaware, which filing is expected to take place shortly after such stockholder approval.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE CERTIFICATE AUTHORIZING 150,000,000 ADDITIONAL SHARES OF COMMON STOCK, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.



                                   PROPOSAL 4

                  APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

         The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the year ending December 31, 1998. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such change would be in the Company's and its stockholders' best interests.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so.

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors as a group.

                                                             AMOUNT AND NATURE
               NAME AND ADDRESS                                 OF BENEFICIAL          PERCENT OF
              OF BENEFICIAL OWNER                               OWNERSHIP (1)             CLASS
------------------------------------------------             -----------------         ----------
Sanjiv S. Sidhu......................................          16,450,000  (2)           50.7%
   909 E. Las Colinas Blvd.
   16th Floor
   Irving, Texas  75039

Sidhu-Singh Family Investments, Ltd..................           3,355,000                10.3
   909 E. Las Colinas Blvd.
   16th Floor
   Irving, Texas  75039

Kanna N. Sharma......................................           1,895,334  (3)            5.8
   909 E. Las Colinas Blvd.
   16th Floor
   Irving, Texas  75039




                                                             AMOUNT AND NATURE
               NAME AND ADDRESS                                 OF BENEFICIAL          PERCENT OF
              OF BENEFICIAL OWNER                               OWNERSHIP (1)             CLASS
------------------------------------------------             -----------------         ----------

The K-B Sharma Limited Partnership....................          1,540,000                  4.7
   909 E. Las Colinas Blvd.
   16th Floor
   Irving, Texas  75039

Sandeep R. Tungare....................................            961,716  (4)             3.0

Gregory A. Brady......................................            360,563  (5)             1.1

David F. Cary.........................................            155,563  (6)               *

Harvey B. Cash........................................             21,000  (7)               *

Thomas J. Meredith....................................             11,750  (8)               *

All directors and executive officers as a group ......         19,855,926  (9)            61.1
         (seven persons)

Alberto W. Villar.....................................          2,030,200 (10)             6.3
         One Embarcadero Center,
         Suite 2300
         San Francisco, California  94111

Gary A. Tanaka........................................          2,030,200 (10)             6.3
         One Embarcadero Center,
         Suite 2300
         San Francisco, California  94111

Amerindo Investment Advisors Inc......................          1,925,200 (10)             5.9
         One Embarcadero Center,
         Suite 2300
         San Francisco, California  94111

------------------

*        Indicates less than 1%.
   (1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following January 31, 1998 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
   (2) Includes 3,355,000 shares held by Sidhu-Singh Family Investments, Ltd., of which Mr. Sidhu is a general partner. Also includes 500,000 shares held by the Kanna N. Sharma Inter Vivos QTIP, 100,000 shares held by the Nathan S. Sharma Exempt 1997 Trust, and 100,000 shares held by the Stefan M. Sharma Exempt 1997 Trust (collectively, the "Trusts"). Mr. Sidhu serves as the sole trustee of each of the Trusts, and in such capacity holds the sole power to vote and dispose of the shares owned by such Trusts. Mr. Sidhu disclaims beneficial ownership of all shares held by the Trusts.
   (3) Includes 1,540,000 shares held by The K-B Sharma Limited Partnership and 22,000 shares held by the Bianca D. Sharma Charitable Remainder Trust One. Mr. Sharma's spouse is the sole manager of the general partner of The K-B Sharma Limited Partnership and the sole trustee of the Bianca D. Sharma

         Charitable Remainder Trust One, and in such capacities holds the sole power to vote and dispose of the shares owned by such entities.
   (4) Includes 17,195 shares purchasable upon the exercise of options owned by the Tungare Manohar Family Foundation, Inc. (the "Tungare Foundation"), 443,817 shares owned by his spouse and 27,805 shares owned by the Tungare Foundation. Mr. Tungare and his spouse are the sole directors of the Tungare Foundation and, in such capacity, share the power to vote and dispose of the shares held by the Tungare Foundation.
   (5) Includes 173,334 shares that were unvested as of January 31, 1998, and therefore subject to a right of repurchase in favor of the Company.
   (6) Includes 28,750 shares that were unvested as of January 31, 1998, and therefore subject to a right of repurchase in favor of the Company. Also includes 2,501 shares subject to options exercisable within 60 days of January 31, 1998.
   (7) Represents shares subject to options exercisable as of January 31, 1998. If such options are exercised, 11,000 of these shares would be unvested and therefore subject to a right of repurchase in favor of the Company.
   (8) Represents 6,750 shares subject to options exercisable as of January 31, 1998 and 5,000 shares owned by a trust for the benefit of Mr. Meredith's family. If such options are exercised, 1,750 of these shares would be unvested and therefore subject to a right of repurchase in favor of the Company.
   (9)   See notes (2) through (8).
  (10) All information regarding Messrs. Villar and Tanaka, Amerindo Investment Advisors Inc. ("Amerindo") and Amerindo Investment Advisors, Inc. ("Amerindo Panama") is derived from the Schedule 13G jointly filed by such persons with the Securities and Exchange Commission with respect to shares owned as of December 31, 1997. According to such
         Schedule 13G, Messrs. Villar and Tanaka are the sole shareholders and directors of Amerindo (which owns 1,925,200 shares) and Amerindo Panama (which owns 105,000 shares). Accordingly, Messrs. Villar and Tanaka share investment and dispositive power with respect to, and may be deemed the beneficial owners of, the shares owned by Amerindo and Amerindo Panama. Messrs. Villar and Tanaka and Amerindo and Amerindo Panama each expressly disclaims beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information concerning the directors and executive officers of the Company:

    NAME                                   AGE    POSITION(S) HELD
    ----                                   ---    ----------------
Sanjiv S. Sidhu...................          40    Chairman of the Board and Chief Executive Officer

Kanna N. Sharma...................          57    Vice Chairman of the Board, Executive Vice President
                                                  and Secretary

Sandeep R. Tungare................          41    Director and President, Demand Management

Gregory A. Brady..................          37    President, Worldwide Operations

David F. Cary.....................          42    Vice President and Chief Financial Officer

Harvey B. Cash....................          59    Director

Thomas J. Meredith................          47    Director

         Mr. Sidhu founded the Company in 1988 and has served as its Chairman of the Board since its incorporation in 1989. Mr. Sidhu has served as the Company's Chief Executive Officer since December 1994, and previously served in various other executive capacities with the Company. Before founding the Company, Mr. Sidhu held various positions with Texas Instruments Incorporated ("Texas Instruments"), a publicly held electronics manufacturer, most recently as a member of the technical staff of Texas Instruments' Artificial Intelligence Laboratory. Mr. Sidhu holds a B.S. in chemical engineering from Osmania University and a M.S. in chemical engineering from Oklahoma State University.

         Mr. Sharma joined the Company in July 1990. Since June 1995, Mr. Sharma has served as the Company's Vice Chairman of the Board, Executive Vice President and Secretary and previously served in a variety of senior management positions with the Company. Before joining the Company, Mr. Sharma served as Vice President and co-founder of Business Technology Management, Inc., a management consulting company for manufacturing companies, from July 1987 to July 1990; Executive Vice President of Operations at Creative Output, Inc., a supplier of planning and scheduling software, from March 1982 to July 1987; and in various positions with Texas Instruments from November 1966 to February 1982, most recently as Department Manager of Information Systems and Services. Mr. Sharma holds a B.S. in electrical engineering from the Benares Hindu University Institute of Technology.

         Mr. Tungare joined the Company in May 19997 as President, Demand Management following the merger of the Company and Think Systems Corporation. Mr. Tungare founded Think in 1986 and served as its President and Chief Executive Officer until it was acquired by the Company in May 1997. Mr. Tungare was appointed to the Company's Board of Directors in May 1997 in connection with the Think acquisition. Mr. Tungare holds a B.S. in science from Bombay University and an M.B.A. from Rutgers University.

         Mr. Brady joined the Company in December 1994 as President, Field Operations, and became President, Worldwide Operations in September 1996. From 1988 until joining the Company, Mr. Brady held a variety of positions with Oracle Corporation, an enterprise application software vendor, most recently serving as Vice President of Worldwide Applications Marketing. Mr. Brady holds a B.S. in business from the University of Indiana.

         Mr. Cary joined the Company in July 1992 and has served as its Vice President and Chief Financial Officer since April 1994. Mr. Cary served in various other capacities with the Company between July 1992 and April 1994. Before joining the Company, Mr. Cary was an Accounting System Controller for ComputerLand Texas, a distributor of computer equipment, from December 1991 to June 1992. Mr. Cary is a Certified Public Accountant and holds a B.S. in accounting from San Francisco State University and an M.B.A. from Southern Methodist University.

         Mr. Cash has served as a director of the Company since January 1996. Mr. Cash has served as general or limited partner of various venture capital companies affiliated with InterWest Partners, a venture capital firm, since 1985. Mr. Cash currently serves on the board of directors of the following public companies: Benchmarq Microelectronics, Inc., a developer of chips and chipsets for portable electronic devices; AMX Corporation, a manufacturer of remote control systems; Ciena Corporation, a manufacturer of systems for long distance fiberoptic networks; and Liberte Investors Inc., an investment company. In addition, Mr. Cash is a director of several privately held companies.
Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and an M.B.A. from Western Michigan University.

         Certain biographical information concerning Mr. Meredith is set forth under "Proposal 1 -- Election of Director."

EMPLOYMENT CONTRACTS; CHANGE-IN-CONTROL AND INDEMNIFICATION ARRANGEMENTS

         The executive officers serve at the discretion of the Board. The Company does not presently have an employment contract in effect with any of its executive officers. Although no specific cash compensatory arrangements have been made for the executive officers of the Company, certain provisions of the 1995 Plan may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals. The Company has entered into indemnification agreements with all of its executive officers. The Company maintains directors' and officers' liability insurance and its Bylaws provided for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation earned by the Company's Chief Executive Officer and the other executive officers of the Company (collectively, the "Named Officers") whose salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during 1997.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                          ANNUAL COMPENSATION                ------------
                               -------------------------------------------      OPTIONS            ALL OTHER
    NAME AND POSITION(S)       YEAR      SALARY      BONUS       OTHER (1)   (# OF SHARES)      COMPENSATION (2)
---------------------------    ----      -------    -------      ---------   -------------      ----------------
Sanjiv S. Sidhu............    1997      150,000     75,000          --             --                 925
  Chairman of the Board        1996      150,000     75,000      40,308(3)          --                 771
  and Chief Executive          1995      150,000     75,000          --             --                 771
  Officer

Kanna N. Sharma............    1997      150,000     75,000      84,100(4)          --               1,542
  Vice Chairman of the         1996      150,000     75,000      59,032(4)          --                 925
  Board, Executive Vice        1995      150,000     75,000          --             --                 925
  President and Secretary

Sandeep R. Tungare (5).....    1997      200,000     25,000          --             --                  --
  President, Demand            1996      200,000    100,000          --         17,195(6)               --
  Management                   1995      150,000    108,000          --             --                  --

Gregory A. Brady...........    1997      150,000    349,380          --        300,000                  --
  President, Worldwide         1996      150,000    353,721          --             --                  --
Operations                     1995      150,000    300,000          --         16,667                  --

David F. Cary..............    1997      110,004         --          --         30,714                  --
  Vice President and           1996      110,004     75,000          --         25,000                  --
  Chief Financial Officer      1995       83,417     20,000          --         20,000                  --

---------------
(1) Excludes perquisites and other personal benefits for officers other than Messrs. Sidhu and Sharma because the aggregate amounts thereof do not exceed 10% of such officers' total salary and bonus.
(2) Represents premiums paid by the Company in 1997 and 1996 with respect to term life insurance policies on the lives of Messrs. Sidhu and Sharma. All of the proceeds of such policies are payable to Mr. Sidhu's and Mr. Sharma's respective designated beneficiaries.
(3) Includes $34,800 for expenses relating to tax and estate planning for the benefit of Mr. Sidhu and his family.
(4) Includes $58,302 and $59,032 for expenses relating to tax and estate planning in 1997 and 1996, respectively, for the benefit of Mr. Sharma and his family.

(5) Mr. Tungare became an officer of the Company on May 15, 1997 in connection with the Company's acquisition of Think Systems Corporation. Prior to such date, Mr. Tungare was employed and compensated by Think Systems Corporation.
(6) These options were granted to Mr. Tungare and subsequently transferred to the Tungare Manohar Family Foundation, Inc.


OPTION GRANTS IN 1997

     The following table sets forth certain information concerning stock options granted to each of the Named Officers during 1997. No stock appreciation rights ("SARs") were granted to these individuals during such year.


                                              INDIVIDUAL GRANTS
                          --------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF      % OF TOTAL                                        ASSUMED ANNUAL RATES OF
                         SECURITIES       OPTIONS                                        STOCK PRICE APPRECIATION
                         UNDERLYING     GRANTED TO                                          FOR OPTION TERM (3)
                          OPTIONS       EMPLOYEES     EXERCISE PRICE   EXPIRATION      -----------------------------
       NAME              GRANTED(1)      IN 1997       PER SHARE (2)      DATE               5%              10%
-------------------      ----------     ----------    --------------   ----------      -------------    ------------
Sanjiv S. Sidhu.......         --              --              --           --                 --                 --
Kanna N. Sharma.......         --              --              --           --                 --                 --
Sandeep R. Tungare....         --              --              --           --                 --                 --
Gregory A. Brady......    300,000            9.90%          $28.00       6/22/07         $5,282,715      $13,387,437
David F. Cary.........     30,714            1.01%          $40.88      12/14/07           $789,536      $ 2,000,840

--------------

(1) Options vest over a four-year period, and in certain cases may be exercised prior to vesting subject to a right of the Company to repurchase at cost any unvested shares purchased prior to vesting in the event of the optionee's termination of employment. Each option expires on the earlier of ten (10) years from the date of grant or within a specified period following termination of the optionee's employment with the Company.
(2) The exercise price may be paid in cash or through a promissory note payable to the Company.
(3) Future value assumes appreciation of 5% and 10% per year over the ten (10) year option period in the value of the Common Stock as mandated by the rules and regulations of the Securities and Exchange Commission and does not represent the Company's estimate or projection of the future value of the Common Stock. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

AGGREGATE OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES

         The following table sets forth certain information concerning options exercised during 1997 and option holdings at December 31, 1997 with respect to each of the Named Officers. No SARs were exercised during 1997 and none were outstanding at December 31, 1997.

                                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           SHARES                                OPTIONS AT DECEMBER 31, 1997(2)     AT DECEMBER 31, 1997(2)(3)
                         ACQUIRED ON                             -------------------------------     --------------------------
     NAME                 EXERCISE       VALUE REALIZED (1)      EXERCISABLE       UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
     ----                -----------     ------------------      -----------       -------------     -----------  -------------
Sanjiv S. Sidhu........        --                  --                 --                   --                --             --
Kanna N. Sharma........        --                  --                 --                   --                --             --
Sandeep R. Tungare.....        --                  --             17,195(4)                --          $869,207             --
Gregory A. Brady.......        --                  --                 --              300,000                --     $7,425,000
David F. Cary..........    15,833            $546,956                 --               36,548                --     $  671,947

---------------

(1) Determined by subtracting the exercise price from the market value of the Common Stock on the exercise date, multiplied by the number of shares acquired on exercise.
(2) "Exercisable" refers to those options which were both exercisable and vested, while "Unexercisable" refers to those options which were unvested.
(3) Value is determined by subtracting the exercise price from the fair market value of the Common Stock at December 31, 1997 ($52.75 per share), based upon the closing sale price of the Common Stock on the Nasdaq National Market on such date.
(4)   These options are owned by the Tungare Manohar Family Foundation, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Cash and Meredith served on the Compensation Committee during 1997.

DIRECTOR COMPENSATION

         Directors are not compensated for serving on the Board of Directors, except that non-employee directors periodically receive stock option awards under the Automatic Option Grant Program of the 1995 Plan. The Company will reimburse directors who are not also full-time employees of the Company for reasonable travel expenses incurred in attending meetings of the Board or committees of the Board.

REPORT ON EXECUTIVE COMPENSATION

         During 1997, compensation decisions concerning the Company's executive officers were made by the Compensation Committee. The following report describes the procedures employed by the Compensation Committee in formulating the compensation policy for the Company's executive officers during 1997.

         GENERAL

         The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires developing and marketing superior products and services that provide cost-effective solutions for the Company's customers. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to define, create, manufacture and market leading-edge products and services.

         The Company compensates its executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure also rewards individual performance that furthers Company goals. Elements of each executive officer's compensation include the following:

             o  Base Salary
             o  Annual Incentives
             o  Equity Incentives
             o  Benefits

         Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by the top quartile of companies of similar size and complexity.

         BASE SALARY

         Base Salary and increases in base salary are determined by individual performance. In adjusting these base salaries, both qualitative and quantitative factors relating to corporate and individual performance are examined. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to the executive's peers within the Company. To assist in recruiting highly qualified management, the Compensation Committee generally targets base salaries paid to executive officers at competitive levels, depending on individual qualifications and experience.

         ANNUAL INCENTIVES

         The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For most of the executive officers and other key employees, bonuses are based primarily on Company-wide performance targets. For senior management personnel, Company-wide performance is a factor; however, significant weight is also given to individual performance and performance factors of particular operation groups within the Company.

         In setting performance targets, the Company considered its historical performance and underlying business model, and external as well as internal expectations related to 1997 operating profits. Incentive compensation was subject to further adjustment based on a combination of financial factors, including the Company's contracting activity, total revenues, operating income and earnings per share. The financial factors were derived from 1997 budget data, historical performance and median expectations of those industry analysts who publish earnings forecasts for the Company and otherwise actively follow the Company.

         EQUITY INCENTIVES

         The Company utilizes its 1995 Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. Generally, options under the 1995 Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of ten (10) years, and are subject to vesting over four (4) years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer's position and level of responsibility within the Company, the executive officer's existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market, and the competitiveness of the executive officer's overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

         The 1995 Plan was adopted by the Company's Board of Directors and approved by its stockholders in 1995, and is administered by the Compensation Committee. After considering the criteria discussed above, in 1997 the Compensation Committee granted to Messrs. Cary and Brady options to purchase 30,714 and 300,000 shares of Common Stock, respectively. In determining the size of each grant, the Board focused in particular on its conclusion, based on experience and informal information subjectively evaluated, that the stock and option holdings of Messrs. Cary and Brady were below the levels needed to provide appropriate equity incentives.

         The Board of Directors adopted and the stockholders approved an Employee Stock Purchase Plan (the "Purchase Plan") in 1996. The Purchase Plan is designed to allow eligible employees of the Company to purchase shares of Common Stock through periodic payroll deductions under the Purchase Plan, and a reserve of 400,000 shares of Common Stock has been established for this purpose. Payroll deductions may not exceed 15% of a participant's base salary for each purchase period. The purchase price per share will be 85% of the lesser of the fair market value of the Common Stock on the start of the purchase period or the fair market value on the semi-annual purchase date. Messrs. Cary and Brady purchased 252 and 354 shares, respectively, on April 30, 1997, and 244 and 296 shares, respectively, on October 31, 1997 through the Purchase Plan.

         COMPLIANCE WITH THE INTERNAL REVENUE CODE

         Section 162(m) of the Code imposes a limit on tax deductions for annual compensation (other than performance based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 1997 was subject to the limitation on deductibility. The Board of Directors will continue to assess the impact of
Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

         BENEFITS

         Benefits offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees.

         In 1994, the Company established a tax-qualified deferred compensation plan (the "401(k) Savings Plan") covering all of the Company's eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. The Company does not currently provide additional matching contributions under the 401(k) Savings Plan, but may do so in the future. The 401(k) Savings Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by the Company to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in eight investment options.

         CEO COMPENSATION

         In setting compensation payable to the Company's Chief Executive Officer, Mr. Sidhu, the Compensation Committee has sought to be competitive with companies of similar size within the industry. Mr. Sidhu's base salary is tied to the performance of the Company and to his personal performance. The largest portion of Mr. Sidhu's incentive compensation under the 1995 Plan is dependent upon the Company's performance and the smaller portion is related to an evaluation of his personal performance. No incentive compensation is paid to Mr. Sidhu for Company or personal performance unless specific Company and personal performance goals are achieved during the fiscal year.

         In 1997, Mr. Sidhu earned a base salary of $150,000 and cash bonus of $75,000. The bonus for 1997 approximated 50% of his base salary and was based on the performance of the Company and Mr. Sidhu's significant contribution to that performance in terms of both leadership and strategic vision.

         Compensation Committee:

                  HARVEY B. CASH
                  THOMAS J. MEREDITH

STOCK PERFORMANCE GRAPH

         The graph below depicts the Company's stock price as an index assuming $100 invested on April 25, 1996 (the date of the Company's initial public offering), along with the composite prices of companies listed in the Nasdaq Computer and Data Processing Services Group Index and Nasdaq Stock Market (U.S. Companies) Index. This information has been provided to the Company by the Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.


                                   [Graph]

                                       4/25/96   6/30/96   9/30/96   12/31/96   3/31/97   6/30/97   9/30/97   12/31/97
                                       -------   -------   -------   --------   -------   -------   -------   --------
i2 Technologies                          100      214       190       191        165       155       208       264
NASDAQ Stock Market - US                 100      100       104       109        103       122       142       134
NASDAQ Computer & Data Processing        100      100       102       106         99       126       138       130

         The preceding Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference into any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate filings made by the Company under those Acts, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts, except to the extent that the Company specifically incorporates this information by reference.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         A registration rights agreement, dated April 1, 1996, among the Company, Mr. Sidhu and Sidhu-Singh Family Investments, Ltd. (of which Mr. Sidhu is a general partner) provides Mr. Sidhu and Sidhu-Singh Family Investments, Ltd. with piggyback rights to include their respective shares of Common Stock (currently an aggregate of 15,750,000 shares) in any Company-initiated registered offering on or prior to June 1, 2001. Under such registration rights agreement, the Company has agreed to bear all expenses associated with offerings in which shares held by holders of piggyback rights are included, other than underwriting discounts and commissions attributable to the sale of such shares.

         In May 1997, the Company acquired Think Systems Corporation, a New Jersey corporation ("Think"). During 1997, the Company acquired majority ownership of Think Systems Private Limited, an Indian corporation ("Think India"). The Think acquisitions culminate an ongoing relationship commenced pursuant to a January 1996 agreement between the Company and Think to integrate Think's demand management decision support software and the Company's Rhythm suite of planning and optimization software products. Approximately 3.8 million shares of Common Stock have been issued or are issuable to the former Think and Think India shareholders and optionholders in exchange for all of the capital stock of Think and Think India and all unexpired and unexercised options to acquire Think capital stock. Mr. Tungare, a former principal shareholder of Think and Think India, and his spouse received an aggregate of 1,070,947 shares of Common Stock in exchange for their shares of Think and Think India capital stock, and Mr. Tungare's options to acquire Think common stock were converted into options to acquire 17,195 shares of the Company's Common Stock. Upon the closing of the Think acquisition, Mr. Tungare resigned as President and director of Think, and was appointed to the Company's Board of Directors. Pursuant to a registration rights agreement entered into by the Company and each of the former shareholders of Think as a condition to the Think acquisition, the Company has granted the former shareholders of Think (including the Tungares) certain demand and piggy back rights to include their respective shares of Common Stock for certain registered offerings on or before MayE15, 2000. Under such registration rights agreement, the Company has agreed to bear substantially all expenses associated with offerings in which shares held by holders of such registration rights are included, other than underwriting discounts and commissions, brokerage fees and stock transfer and other taxes attributable to the sale of such shares.

         In November 1996, Mr. Tungare and his spouse borrowed an aggregate of $500,000 from Think pursuant to promissory notes bearing interest at 6.78% per annum. The largest aggregate amount outstanding on such loans since January 1, 1997 was $516,950. The principal of such notes and interest were repaid in May 1997 prior to the acquisition of Think.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during 1997, its executive officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.


                              STOCKHOLDER PROPOSALS

         Under the present rules of the Securities and Exchange Commission and the Bylaws of the Company, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be 120 days prior to April [24], 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedure set forth in the Bylaws of the Company.


                                    FORM 10-K

         THE COMPANY WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 909 E. LAS COLINAS BLVD., 16TH FLOOR, IRVING, TEXAS 75039.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                       By Order of the Board of Directors,



                                       KANNA N. SHARMA
                                       Secretary
April [24], 1998

                                   APPENDIX A

               AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN
                             i2 TECHNOLOGIES, INC.
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                (As Amended and Restated through April 1, 1998)

                                  ARTICLE ONE

                               GENERAL PROVISIONS


       I.        PURPOSE OF THE PLAN

                 This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of i2 Technologies, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                 Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.         STRUCTURE OF THE PLAN

                 A. The Plan shall be divided into three separate equity programs:

                               (i)         the Discretionary Option Grant
         Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                              (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                             (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

                 B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III.        ADMINISTRATION OF THE PLAN

                 A. The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs but may delegate such authority in whole or in part to the Committee.

                 B. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to such Committee.

                 C. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

                 D. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                 E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made thereunder.

     IV.         ELIGIBILITY

                 A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                               (i)         Employees,

                              (ii) non-employee members of the Board (or the board of directors of any Parent or Subsidiary), and

                             (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

                 B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

                 C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

                 D. The individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date or who are first elected or appointed as non-employee Board members after such date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Automatic Option Grant Program Effective Date.

       V.        STOCK SUBJECT TO THE PLAN

                 A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 15,500,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan,
(ii) an increase of 801,576 shares authorized by the Board and approved by the stockholders prior to the Plan Effective Date, (iii) an increase of 2,000,000 shares authorized by the Board and approved by the stockholders at the 1997 Annual Meeting, plus (iv) an additional increase of 3,500,000 shares approved by the Board on July 1, 1997, subject to approval by the stockholders at the 1998 Annual Meeting.

                 B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

                 C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan (including unvested shares issued under the Predecessor Plan) and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. Shares subject to any stock appreciation rights exercised under the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

                 D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


       I.        OPTION TERMS

                 Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                 A.       Exercise Price.

                          1.      The exercise price per share shall be fixed
by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                          2.      The exercise price shall become immediately
due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                               (i)         cash or check made payable to the
         Corporation,

                              (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                             (iii)         to the extent the option is
         exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                 B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                 C.       Effect of Termination of Service.

                          1.      The following provisions shall govern the
exercise of any options held by the Optionee at the time of cessation of Service or death:

                               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                              (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                             (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                              (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                               (v)         In the event of an Involuntary
         Termination following a Corporate Transaction, the provisions of
         Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                          2.      The Plan Administrator shall have the
discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                              (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                              (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

                 D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                 E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                 F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.         INCENTIVE OPTIONS

                 The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

                 A. Eligibility. Incentive Options may only be granted to Employees.

                 B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                 C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                 D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                 A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                 B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                 C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                 D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                 E. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                 F. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                 G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

                 H. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.         CANCELLATION AND REGRANT OF OPTIONS

                 The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

       V.        STOCK APPRECIATION RIGHTS

                 A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

                 B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

                              (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                             (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                 C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                              (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                             (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                              (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


       I.        STOCK ISSUANCE TERMS

                 Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

                 A.       Purchase Price

                          1.      The purchase price per share shall be fixed
by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the stock issuance date.

                          2.      Subject to the provisions of Section I of
Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or both of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                               (i) cash or check made payable to the Corporation, or

                              (ii)         past services rendered to the
         Corporation (or any Parent or Subsidiary).

                 B.       Vesting Provisions

                          1.      Shares of Common Stock issued under the Stock
Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                               (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                              (ii) the number of installments in which the shares are to vest,

                             (iii) the interval or intervals (if any) which are to lapse between installments, and

                              (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                          2.      Any new, substituted or additional securities
or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                          3.      The Participant shall have full stockholder
rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                          4.      Should the Participant cease to remain in
Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                          5.      The Plan Administrator may in its discretion
waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.         CORPORATE TRANSACTION/CHANGE IN CONTROL

                 A. All of the outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

                 B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more outstanding repurchase rights, and the immediate vesting of the shares of Common Stock subject to those rights, upon the occurrence of a Corporate Transaction, whether or not those repurchase rights are assigned in connection with the Corporate Transaction.

                 C. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

                 D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to (i) provide for the automatic termination of one or more outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

     III.        SHARE ESCROW/LEGENDS

                 Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM


       I.        OPTION TERMS

                 A. GRANT DATES. Option grants shall be made on the dates specified below:

                          1.      Each Eligible Director who is a non-employee
Board member on the Automatic Option Grant Program Effective Date and each Eligible Director who is first elected or appointed as a non-employee Board member after such date shall automatically be granted, on the Automatic Option Grant Program Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 1,000 shares of Common Stock.

                          2.      On the date of each Annual Stockholders
Meeting, beginning with the first Annual Meeting held after the Section 12(g) Registration Date, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 1,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such annual 1,000-share option grants any one Eligible Director may receive over his or her period of Board service.

                 B.       EXERCISE PRICE.

                          1.      The exercise price per share shall be equal
to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                          2.      The exercise price shall be payable in one or
more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                 C.       OPTION TERM.  Each option shall have a term of ten
(10) years measured from the option grant date.

                 D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each option grant, whether an initial or an annual grant, shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one
(1) year of Board service measured from the option grant date.

                 E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                          (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                          (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                          (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

                          (iv)    In no event shall the option remain
         exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

     II.         CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                 A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                 B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully- vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take- Over.

                 C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

                 D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.        REMAINING TERMS

                 The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                 MISCELLANEOUS


       I.        FINANCING

                 A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

                 B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     II.         TAX WITHHOLDING

                 A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                 B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                               (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                              (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III.        EFFECTIVE DATE AND TERM OF THE PLAN

                 A. The Discretionary Option Grant and Stock Issuance Programs became effective on the Plan Effective Date. The Automatic Option Grant Program became effective on the Automatic Option Grant Program Effective Date, and the initial options under the Automatic Option Grant Program were made to the Eligible Directors at that time. The Plan was approved by the Corporation's stockholders in September 1995.

                 On May 11, 1996, the Board adopted an amendment (the "1996 Amendment") which (i) imposed a maximum limit, for purposes of Section 162(m) of the Code, on the number of shares for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the Plan and (ii) increased the number of shares of Common Stock issuable under the Plan by an additional 2,000,000 shares. The 1996 Amendment became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1997 Annual Meeting.

                 On July 1, 1997, the board amended the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 3,500,000 shares, subject to stockholder approval at the 1998 Annual Stockholders Meeting.

                 The Plan was amended and restated on April 1, 1998 to effect the following changes: (i) render the non-employee Board members who serve as the Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs,
(ii) eliminate certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (iii) allow shares issued under the Plan and subsequently reacquired by the Corporation to be added back to the share reserve available for future issuance under the Plan and (iv) effect a series of technical changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the amendments to Rule 16b-3 of the Securities and Exchange Commission which exempt certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. If such stockholder approval is not obtained at the 1998 Annual Meeting, then (i) any options previously granted on the basis of the 3,500,000-share increase shall terminate, and no further options based on such increase shall be granted, (ii) non-employee Board members who serve as the Plan Administrator shall not be eligible to receive option grants or direct stock issuances under the Discretionary Option Grant or Stock Issuance Programs and (iii) shares of Common Stock reacquired by the Corporation shall not be added back to the reserve available for issuance under the Plan. Those options granted under the Plan which are not based on such increase shall remain outstanding in accordance with the terms and conditions of the respective agreements evidencing such options, whether or not the requisite stockholder approval of the share increase is obtained. Subject to the foregoing limitations, the Plan Administrator may grant options under the Plan at any time before the date fixed herein for termination of the Plan.

                 B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall, immediately upon approval of the Plan by the Corporations's stockholders, be incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

                 C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

                 D. The Plan shall terminate upon the earliest of (i) September 20, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     IV.         AMENDMENT OF THE PLAN

                 A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                 B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

       V.        USE OF PROCEEDS

                 Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.         REGULATORY APPROVALS

                 The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or
(ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and any applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII.        NO EMPLOYMENT/SERVICE RIGHTS

                 Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


                 The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B. AUTOMATIC OPTION GRANT PROGRAM EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

         C.      BOARD shall mean the Corporation's Board of Directors.

         D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         E.      CODE shall mean the Internal Revenue Code of 1986, as amended.

         F.      COMMON STOCK shall mean the Corporation's common stock.

         G. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the

         Corporation's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

                      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         H. CORPORATION shall mean i2 Technologies, Inc., a Delaware corporation.

         I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (iii) For purposes of option grants made on the date the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established, the Fair Market Value shall be deemed to be equal to the established initial offering price per share. For purposes of option grants made prior to such date, the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         N. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

         O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                      (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

         U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         X. PLAN shall mean the Corporation's 1995 Stock Option/Stock Issuance Plan, as set forth in this document.

         Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board or the Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         Z. PLAN EFFECTIVE DATE shall mean the date on which the Plan is adopted by the Board.

         AA.     PREDECESSOR PLAN shall mean the Corporation's existing 1992
Stock Plan.

         AB.     COMMITTEE shall mean the committee of two (2) or more
non-employee Board members appointed by the Board to administer the Plan.

         AC.     SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         AD.     SECTION 12(G) REGISTRATION DATE shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

         AE.     SERVICE shall mean the provision of services to the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         AF.     STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         AG.     STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         AH.     STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         AI.     SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AJ.     TAKE-OVER PRICE shall mean the greater of (i) the Fair Market
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

         AK.     TAXES shall mean the Federal, state and local income and
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of such holder's options or the vesting of his or her shares.

         AL.     10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PROXY

                              i2 TECHNOLOGIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sanjiv S. Sidhu and David F. Cary, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of Common Stock, par value $0.00025 per share, of i2 Technologies, Inc. ("i2"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Annual Meeting of Stockholders of i2 to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, May 26, 1998 at 9:30 a.m. (Central
Time), and any adjournment thereof.

     1.   The election of a Class I director.

          [ ] FOR Thomas J. Meredith.

          [ ] WITHHOLD AUTHORITY to vote for Thomas J. Meredith.

     2.   Approval of the amendment to the 1995 Stock Option/Stock Incentive
          Plan.

          [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

     3.   Approval of the amendment of the Certificate of Incorporation.

          [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

     4. Approval of the appointment of Ernst & Young LLP as independent auditors.

          [ ]   FOR            [ ]   AGAINST            [ ]   ABSTAIN

     5. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Items 1, 2, 3 and 4. Any holder who wishes to withhold the discretionary authority referred to in Item 5 above should mark a line through the entire item.

     Receipt of the Proxy Statement dated April [24], 1998, is hereby acknowledged.

                                   Dated:                              , 1998
                                         ------------------------------


                                   ------------------------------------------
                                                  Signature(s)

                                   ------------------------------------------
                                   (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.